Exhibit 99.1

Introductory Text:

BOXABL is a tech construction company mass producing foldable homes with the goal to solve the housing crisis.

@MicheleSteele sat down with @BOXABL CFO @MartinNoeCostas to discuss the company’s proposed $3.5 billion valuation, its transition to a predictable business, and the timeline for the proposed merger with FGMC as the company moves toward a potential public listing.

Transcript:

Interviewer: I’m here with Martin Costas he’s the CFO of BOXABL. Now, if you’ve been following the boards, you know already that BOXABL is a very talked about name in the private to public pipeline. And they have a big vision here, mass producing homes, almost like iPhones. About one every minute is the vision. They’ve raised over $230 million dollars from a community of 60,000 investors, many of whom are watching right now. Martin, thanks for coming on.

Martin Costas: Thank you for inviting me. Very happy to be here.

Interviewer: Yeah, there’s a lot to talk about. I know that there’s been a lot of buzz about the FGMC merger. Now, the merger deadline we know has been extended. So, give us just an update on where things stand as far as your timeline for the merger.

Martin Costas: Yes. That’s right. So basically extension is a consequence of the government shutdown that we had, that push us to extend to March. Eh, actually, the process is going very well. Last week we actually, eh filed the new S-4 the way that the process goes is when you file your S-4 which is your basically a request to go public. Eh the SEC will do a review. They will give you comments. We initially got 31 comments in the first round, which is super good. Uh, we answer those and now we got the second round with, eh about 11 comments and we already answered that last week on Friday. So now we are super excited waiting to see, eh you know, the input basically or they will approve us or they may come back with more questions, but certainly we’re advancing very, very fast in the process.

Interviewer: So, are there specific indicators that you’re looking for before pulling the trigger on going public on a public listing?

Martin Costas: Yes. So basically our process is super lean. We don’t have any request of cash for the for the closing. So it’s pure the process of going public the S-4 form that I did mention clearly, we have, eh you know, a process that we’re using to go public which is the deSPAC with FGMC as you said FGMC is already trading in Nasdaq, it’s about $10 today price. And obviously that is the first indicator when you see, eh people that they are starting to buy the FGMC stock today that means that they are supporting us, so we keep an eye on that price is super important for us. Uh because as you can see, that the stock trending up is some indicator of support from from our investors. And the second thing is obviously we are super focus on going public in a very organic way. Uh, we didn’t do any PIPE, any type of capital raise that could be considered toxic or aggressive. Eh for our former investors who are very, very careful to protect their value indeed, we are going public with a float that in the vast majority is going to be built with the last, capital raise that we did, which means current valuation. Eh so all the idea is to not put pressure in the stock price, allow our investors to, to to get the performance that they are expecting.

Interviewer: You know, you mentioned the $10 SPAC price, as the CFO you have a lot of investors who are watching right now. How do you justify the $3.5 billion-dollar, valuation given just what phase the company is in right now?

Martin Costas: Yeah. So basically, that’s a really, really good question. We didn’t put the valuation of the of the company. On that hand. What happened is we sold two Reg A’s at current valuations. So it was actually the investors validating the 3.5 or 3.4, something that we have in the S-4. Eh, obviously the valuation, the, the final valuation will be validated by the market once we go public. But we are following what we did in the past, in the last two years.

Interviewer: Now let’s talk about you trying to BOXABL trying to navigate, this transition from essentially a startup to a more predictable business. I know that BOXABL has produced about 750 units so far. So tell us a little bit more about your go to market strategy.

Martin Costas: Yes. Eh, that’s another good question. So initially the company was a created around the, the, the Casita, which is our flagship product which is an Studio is a 400ft2 foldable studio that is ready to live in once you do installation in less than one day, eh, it is coming with a, you know, a full kitchen full bathroom, living area and an area for your bedroom. Um, and actually, it was initially released to the ADU market. Last year, we got the approval in California. Uh we are now approved in California, New Mexico, Nevada, South Carolina. Uh, I am missing one. Uh but it’s okay. It’s going to come. There is 11 ca...another 11...11 another states that we can build without the approval because they have been approved on site. And we’re in the process of getting approval in other states like Texas and Florida. Uh, we again, initially went to the market through the ADU market, which is the house that you put at the backyard of your house.

Interviewer: Yeah, yeah.

Martin Costas: And how we started to ramp up, sales. Eh, nevertheless, eh we quickly acknowledged that we’re needing a bigger product. So also, last year we got the approval of a 722ft, two Casita setup that it is initially going also for the ADU market. But super important now is that we are advancing in negotiation with builders and developers not only to do ADU’s but now we are on the single family house and townhouses, product line that is also showing a lot of signs, a positive signs for the future of the company.

Interviewer: What is the company doing as far as rolling out some of that turnkey pricing and making that accessible via the web as well?

Martin Costas: That’s great. So, you know, when you do an startup, you’re learning lessons all the time. Initially last year, we were, uh, you know, having the intention of selling the house only and having partners doing the installation of the house and the land prep. That didn’t work. You know, as expected I think the industry has, you know, some practices in place that is making it super difficult to partner with eh, right contractors.

Martin Costas: So we are going we decided that we were going to take all the responsibility of the installation, land prep, plus the house. So we came up with the turnkey, excuse me, with a turnkey, price, which is, for the casita. And the two casita set up for, for the states where we are approved. And we are really getting a lot of traction, is not very common in the construction industry that you can have a fixed price. Typically, there is a lot of surprises. So our customers, they are receiving this super positive.

Interviewer: Is there a level of unit volume for the casita where, um the business becomes cash flow positive.

Martin Costas: Yes. I think the cash flow positive is depending on the factory. We have a factory here. behind myself, we have the production line. We can build up to 3000 boxes. With that level, we are cash flow positive. Unfortunately, we are a tech company. We’re a tech construction company. Eh so if that happens, we will keep investing on the next generation. In R&D, the next factory. The the real, the real solution for the housing crisis that we have is scale. People has a tendency to believe that it is only linked to technology, but needs to be the technology that allow you to build houses as you build cars. If you go to to an automotive company, the cost of a, you know, a sedan car like Toyota Corolla is is super, super low compared with the cost that we paid today in houses. And that is because of the volume, demand planning and so on. So what is going to happen is as we progress with the company in terms of this production line, we will be eager to have the next one that has more automation. So we will reduce significantly, eh the cost and, and keep moving into that direction. So, so I think our company is going to be more like a milestone company performance based than a, I will say, a typical PNL or cash flow company. And you want to make sure that the company is profitable. We’re changing an industry.

Interviewer: Do you consider BOXABL, a tech company that builds houses or a construction company that has, a website?

Martin Costas: No, we are a tech company. We are a tech construction company. Uh and this is only the beginning of the company. We have plans to move into AI move into homes smart solutions and so on. So So the house that we have today in the market is only the baby step of a eh multi or trillionaire global business that we want to attack in the long run.

Interviewer: Yeah. And if people want to buy you know pre pre the listing they can buy the SPAC.

Martin Costas: if the SPAC is approved what is going to happen if an FGMC stock will convert in BXBL eh so subject to approval of the SEC that is true.

Interviewer: And then final question here, Martin. You know, if you were talking to an investor who put money behind this company in the early rounds, of capital raise, what’s one metric that they should watch over the next six, maybe even 12 months to know that BOXABL is on track?

Martin Costas: Well, at the beginning, what I will say, thanks a lot for the support. Um and in terms of the KPI’s that you want to see is obviously is the FGMC trading price. But you also need to go and, and see all our public, information that we have, pretty much in EDGAR. And you will realize that everything that we are trying to do is to protect the value of the former investors, as I said at the beginning. And I want to repeat it because it’s super important we are not getting any PIPE, an investment before going public that would jeopardize the price of the of the stock. Considering the last rounds of capital raise, which is at current valuation, and our intention is to grow the, the stock organically so the company will capital raise in a secondary, you know, market after we go public. But all that we are doing is with an eye of that investor and protecting the the the value.

Interviewer: We’ll end on that. Martin, thank you so much. We will be watching BOXABL closely in the months to come.

Martin Costas: Thank you very much.